Exhibit 99.1

October 30, 2017

Board of Directors
Rent-A-Center, Inc.
5501 Headquarters Drive
Plano, TX 75024

Today Rent-A-Center, Inc. (the “Company”) is announcing a decision of the Company's Board of Directors (the “Board”) to initiate a process whereby the Company will explore various strategic and financial alternatives. I do not believe that this decision at this time is in the best interest of all shareholders.

Therefore, I hereby tender my resignation as Chairman of the Board and member of the Board, effective October 31, 2017 at noon CST.

Sincerely,

/s/ Steven L. Pepper

Steven L. Pepper